SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 1
                         (Amending Items 7(a) and 7(b))

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): January 29, 1998
                               World Access, Inc.
             (Exact name of registrant as specified in its charter)



Delaware
(State                        0-19998                           65-0044209
or other             (Commission File Number)                 (IRS Employer
jurisdiction of                                              Identification
incorporation)                                                   Number)


        945 E. Paces Ferry Road,
      Suite 2240, Atlanta, Georgia                                30326
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (404) 231-2025

Explanatory Note: This Amendment No. 1 on Form 8-K/A is being filed to set forth the audited financial statements of Advanced TechCom, Inc. ("ATI") for the year ended December 31, 1997 in lieu of ATI's audited financial statements for the year ended December 31, 1996 and the unaudited financial statements for the nine months ended September 30, 1997 previously filed.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired. Included in this Report are the consolidated financial statements of Advanced TechCom, Inc. ("ATI") for the year ended December 31, 1997. Such financial statements have been audited by the independent accounting firm of Tedder Grimsley & Company, P.A., whose opinion thereon is also included herein.

                             ADVANCED TECHCOM, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                      For the Year Ended December 31, 1997

TABLE OF CONTENTS





                                                                        Page No.

INDEPENDENT AUDITOR'S REPORT..................................................1

FINANCIAL STATEMENTS

  Consolidated Balance Sheet..................................................2

  Consolidated Statement of Operations .......................................3

  Consolidated Statement of Stockholder's Equity..............................4

  Consolidated Statement of Cash Flows........................................5

  Notes to Consolidated Financial Statements..................................6

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
Advanced TechCom, Inc.
Wilmington, Massachusetts


We have audited the accompanying consolidated balance sheet of Advanced TechCom, Inc. and Subsidiaries (the "Company") as of December 31, 1997, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced TechCom, Inc. and Subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Tedder, Grimsley & Company, P.A.

March 27, 1998



ADVANCED TECHCOM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 1997


ASSETS

CURRENT ASSETS
  Cash                                              $    473,433
  Accounts receivable                                  1,349,833
  Inventory                                            4,553,766
  Prepaid expenses and other                              73,683
                                                    ------------
                             TOTAL CURRENT ASSETS      6,450,715

PROPERTY AND EQUIPMENT - net                           1,081,714
                                                    ------------

                                     TOTAL ASSETS   $  7,532,429
                                                    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current portion of long-term debt                 $  5,675,021
  Accounts payable                                     1,700,536
  Accrued liabilities                                  1,899,597
  Warranty reserve                                       586,339
  Customer deposits                                      305,173
                                                    ------------

                        TOTAL CURRENT LIABILITIES     10,166,666

LONG-TERM DEBT - net of current portion                   73,413
                                                    ------------

                                TOTAL LIABILITIES     10 240,079
                                                    ------------

STOCKHOLDERS' EQUITY
  Preferred stock                                      1,121,051
  Common stock                                            38,747
  Additional paid-in capital                          13,246,315
  Accumulated deficit                                (17,113,763)
                                                    ------------

                       TOTAL STOCKHOLDER'S EQUITY     (2,707,650)
                                                    ------------

       TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY   $  7,532,429
                                                    ============




See accompanying notes to consolidated financial statements.

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 1997

NET SALES                                           $ 13,686,728

  Cost of goods sold                                  10,404,156
  Write-off of obsolete inventory                      2,188,000
  Capitalization of material overhead                    431,700
  Accrual of liability under firm purchase
    commitments                                          561,500
                                                    ------------
                         TOTAL COST OF GOODS SOLD     13,585,356
                                                    ------------
                                     GROSS PROFIT        101,372

OPERATING EXPENSES
  Research and development                             4,282,513
  Sales and marketing                                  3,524,061
  General and administrative                           2,228,273
  Customer service                                       513,778
                                                    ------------
                         TOTAL OPERATING EXPENSES     10,548,625
                                                    ------------

                             LOSS FROM OPERATIONS    (10,447,253)


OTHER INCOME                                              64,004
                                                    ------------
                    NET LOSS BEFORE INCOME TAXES     (10,383,249)


PROVISION FOR INCOME TAXES                               ---
                                                    ------------
                                         NET LOSS   $(10,383,249)
                                                    ============






See accompanying notes to consolidated financial statements.



ADVANCED TECHCOM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
For the Year Ended December 31, 1997


                                    Common Stock          Preferred Stock
                                      $.10 Par               $.10 Par
                                  Shares     Amount     Shares       Amount
Balance, beginning of year       343,989   $ 34,399   10,097,103  $ 1,009,710

Issuance of stock                    750         75      913,413       91,341

Exercise of stock options         42,730      4,273          -            -

Stock issued for services            -          -        200,000       20,000

Forgiveness of debt                  -          -            -            -

Net loss
                                 --------  --------   ----------  -----------
Balance, end of year             387,469   $ 38,747   11,210,516  $ 1,121,051
                                 ========  ========   ==========  ===========









See accompanying notes to consolidated financial statements.




                                           Stock
     Additional        Accumulated      Subscription         Deferred
       PIC               Deficit         Receivable        Compensation

   $ 10,107,727      $  (6,730,514)    $   (273,000)      $    (24,000)

      2,951,766                -                -                  -

          6,822                -                -                  -

        180,000                -                -               24,000

            -                  -            273,000                -

            -          (10,383,249)             -                  -
   ------------      -------------     ------------       ------------

   $ 13,246,315      $ (17,113,763)    $        -         $        -
   ============      =============     ============       ============







ADVANCED TECHCOM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Year Ended December 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                        $  (10,383,249)
  Adjustments to reconcile net
    loss to net cash used in
    operating activities:
      Depreciation and amortization                      699,382
      Forgiveness of stock subscription
            receivable                                   273,000
      Deferred compensation                               24,000
      Issuance of stock for services                     200,000
      Other                                              115,401
     (Increase) decrease in:
        Accounts receivable                            2,238,264
        Inventory                                      1,289,950
        Prepaid expenses and other                        73,922
      Increase (decrease) in:
        Accounts payable                                (930,234)
        Accrued liabilities                            1,023,095
        Warranty reserve                                 183,488
        Customer deposits                                 84,266
                                                  --------------
                                 NET CASH USED BY
                             OPERATING ACTIVITIES     (5,108,715)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                    (774,972)
                                                  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings under line of credit                        975,000
  Proceeds from issuance of debt                       2,364,948
  Principal payments on debt                            (343,548)
  Proceeds from sale of stock                          3,043,182
  Proceeds from exercise of stock options                 11,095
                                                  --------------

                             NET CASH PROVIDED BY
                             FINANCING ACTIVITIES      6,050,677
                                                  --------------
                             NET INCREASE IN CASH        166,990

CASH, BEGINNING OF YEAR                                  306,443
                                                  --------------
                                CASH, END OF YEAR $      473,433
                                                  ==============



See accompanying notes to consolidated financial statements.

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Advanced TechCom, Inc. and Subsidiaries (the "Company") designs, develops and manufactures a series of high-performance digital microwave/millimeter wave radio equipment, operating in frequencies of 1.5 GHZ to 38 GHZ utilized in the telecommunications industry.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned foreign sales corporation, Advanced TechCom (Barbados), Inc. They also include the accounts of Advanced TechCom de Mexico, S.A. de C.V. which is owned equally by Advanced TechCom, Inc. and Advanced TechCom (Barbados), Inc.

Revenue Recognition

The Company recognizes revenue from the sales of products when the products are shipped. Sales to overseas customers generally require letters of credit before the products are shipped.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided when accounts are considered uncollectible.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of assets are as follows:

          Machinery, equipment and other        3-7 years
          Furniture and fixtures                3-7 years
          Leasehold improvements                Shorter of lease term
                                                or useful life

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



Financial Instruments

The  carrying  values  of  cash,  accounts  receivable,   accounts  payable  and
borrowings under the Company's various debt instruments approximate fair value due to the short-term nature of these instruments.

Income Taxes

The Company is taxed as a C Corporation. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Research and Development

Research and development costs are expensed when incurred.

Warranty Reserve

The Company sells the majority of its products with a two-year repair or replacement warranty. The accompanying consolidated financial statements include an accrual of $586,339 for estimated warranty claims based on the Company's actual claims and anticipated future claims.

Employee Stock-Based Compensation

The Company used the intrinsic value-based method of Accounting Principles Board Opinion ("APB") No. 25 as allowed under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," to account for all of its employee stock-based compensation plans.

Customers and Concentration of Credit Risk

The Company's products are sold both directly to customers and through distributors. The Company's customers consist of domestic and international wireless and cellular companies, telephone companies, utilities and government and educational institutions.

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



Approximately 93% of the Company's net sales are derived from international customers. A major international systems integrator, who resells worldwide, accounted for approximately 18% of the Company's 1997 net sales and approximately 12% of the accounts receivable balance at December 31, 1997. A second customer accounted for approximately 16% of the Company's 1997 net sales and approximately 10% of the accounts receivable balance at December 31, 1997.

Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures of certain assets and liabilities at the balance sheet date. Actual results may differ from such estimates.

NOTE B - FUNDING OF OPERATIONS

As shown in the consolidated financial statements for the year ended December 31, 1997, the Company incurred a net loss of $10,383,249 and had negative cash flow from operations of $5,108,715. The Company's 1997 loss and working capital needs were principally funded by proceeds from a private placement equity offering, issuance of short-term debt and borrowings under a line of credit.

On December 24, 1997, the Company entered into an agreement and plan of merger with World Access, Inc. and its wholly owned Subsidiary, Cellular Infrastructure Supply, Inc. (which is a more fully described below). This merger was completed in January, 1998. Subsequent to the merger, management made significant revisions to its plan of operations including personnel cut backs and expenditure reductions.

NOTE C - ACCOUNTS RECEIVABLE

At December 31, 1997, the Company evaluated its accounts receivable and determined that $413,092 of accounts receivable may be uncollectible. Such amount has been established as an allowance for doubtful accounts at December 31, 1997.

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



Accounts receivable is comprised of the following at December 31, 1997:

                  Accounts receivable       $  1,762,925
                  Less allowance for
                    doubtful accounts            413,092
                                            ------------
                                            $  1,349,833
                                            ============

NOTE D - INVENTORY

Inventory consisted of the following at December 31, 1997:

                  Raw materials             $  3,065,469
                  Work in process              1,220,720
                  Finished goods                 267,577
                                            ------------
                                  Total     $  4,553,766
                                            ============

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1997:

             Leasehold improvements         $     60,459
             Machinery, equipment
               and other                       1,990,896
             Office furniture and
               equipment                         881,801
                                            ------------
                                               2,933,156

             Less accumulated depreciation     1,851,442
                                            ------------
             Property and equipment - net   $  1,081,714
                                            ============

At December 31, 1997, the capitalized cost of property and equipment under capital leases was approximately $451,979 and related accumulated depreciation was approximately $78,807.

NOTE F - LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1997:

      Revolving line of credit - World Access, Inc.  $  4,450,613

      Note payable to stockholder, due on
        demand, interest rate 12%.                        195,000

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



      Note payable to stockholder, due on
        demand, interest rate 12%.                        200,000

      Note payable to a community  development
        finance  corporation, interest payable
        monthly at a rate of 10%, collateralized by
        a second lien on  substantially  all of the
        Company's assets and personally guaranteed
        by the principal stockholder of the Company.      124,999

      Note payable to a community development
        organization, interest payable monthly
        at a rate of 10%, collateralized by a second
        lien on substantially all of the Company's
        assets and personally guaranteed by the
        principal stockholder of the Company.             124,999

      Note payable to a business development
        corporation, payable in installments
        through August 2000 with interest computed
        at prime plus 2.5% (approximately 9%
        at December 31, 1997), collateralized by a
        second lien on substantially all of the
        Company's assets and personally guaranteed
        by the principal stockholder of the Company.      274,982

      Premium finance agreement payable in
        monthly installments of $1,353 including
        interest at 10.75%.                                10,217

      Capital lease obligations:

        Non-cancelable lease obligations, payable in monthly installments, collateralized by certain equipment

          Monthly      Interest        Maturity
          Payment        Rate            Date

         $  3,172        12.24%      March, 1999           57,142
            2,428        12.24%        May, 1999           47,630
           13,416        12.38%      April, 1999          262,852
                                                     ------------
                                                        5,748,434

                               Less current portion     5,675,021
                                                     ------------
                                                     $     73,413
                                                     ============

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



Maturities on long-term debt as of December 31, 1997 are as follows:

            Year Ending
            December 31,
            ------------
               1998                 $  5,675,021
               1999                       73,413
                                    ------------
                                    $  5,748,434
                                    ============

The Company had a revolving bank line of credit up to a maximum of $2,500,000 which was due on demand and had interest at the bank's prime rate plus 1/2%. The line was collateralized by substantially all of the Company's assets. This line of credit required, among other things, minimum levels of consolidated tangible net worth, maintenance of certain financial ratios and a minimum base of inventory and accounts receivable. The Company was out of compliance with such covenants.

In December 1997, World Access, Inc., assumed the bank's position under such agreement via assignment by the bank.

World Access, Inc. subsequently increased the line of credit to $5,000,000 and waived compliance with certain covenants.

World Access, Inc. also repaid certain notes payable by the Company to the bank in the amount of $117,344 which was applied against the line of credit extended to the Company.

Subsequent to December 31, 1997, all of the notes payable except the line of credit, the premium finance agreement and the capital lease obligations were refinanced by the Company by requesting funds from World Access, Inc. for such purpose. World Access, Inc. formally merged the Company into its wholly owned subsidiary in 1998. As such debts were in substance, refinanced in 1998, they are included in current liabilities.

NOTE G - INCOME TAXES

Deferred income taxes are provided for temporary differences in the recognition of certain income and expense items for financial reporting and income tax purposes. Such temporary differences relate primarily to depreciation methods, inventory allowances, the recognition of certain liabilities for financial statement purposes that can not be recognized for tax purposes until later periods and the difference in the recognition of the tax effects of operating losses for financial reporting and income tax purposes.

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



As of December 31, 1997, the Company had a net deferred tax asset of approximately $7,437,000 which consisted of the following:

         State research and development credits     $      654,223
         Federal research and development credits          361,202
         State investment tax credits                       21,837
         Inventory                                          34,114
         Warranty                                          222,220
         Accruals                                          450,824
         Depreciation                                      189,500
         Operating loss carry forwards                   5,503,080
                                                    --------------
                                                         7,437,000
         Valuation allowance                            (7,437,000)
                                                    --------------
         Net deferred taxes                         $        -
                                                    ==============

A valuation allowance for the full amount has been recognized to fully offset this asset as the Company will not be able to utilize the future benefit.

As of December 31, 1997, the Company had net operating losses of approximately $14,520,000.

NOTE H - STOCKHOLDER'S EQUITY

Stock -

The Company has authorized the issuance of the following stock as of December 31, 1997:

           Common stock                 $.10 par value   25,000,000 shares
           Preferred stock-designated* $.10 par value 15,000,000 shares Preferred stock-undesignated $.10 par value 5,000,000 shares

           * Series A preferred stock

The preferred stock has voting rights similar to common stock and equal to the number of whole shares of common into which the preferred is convertible. The preferred stock also has preference on liquidation over common stock and on the payment of dividends. The Series A preferred stock shall be convertible, without the payment of any additional consideration by the holder, at any time at the option of the holder, at a conversion rate, subject to adjustment, of one share of common for each share of preferred.

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



Each share of Series A preferred stock shall automatically be converted into common stock at the then effective applicable conversion rate upon the closing of a public offering with gross proceeds of not less than $15 million or upon the affirmative vote of the majority of the preferred stockholders.

NOTE I - OPTIONS

During 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan initially permitted the grant of options to purchase up to 1,200,000 shares of the Company's common stock at a price at least equal to the fair market value of the stock, determined by the Board, on the date of grant for incentive stock options and at prices determined by the Board in its sole discretion for nonqualified options. On September 6, 1996, the Board and stockholders approved an increase in the shares available for grants to 1,650,000.

During the fourth quarter of 1996, the Company repriced all options to reflect the then fair market value of the Company's common stock. The repricing provided each option holder the right to exchange their existing stock options for new incentive stock options (the "new options" to purchase an identical number of shares of common stock at an exercise price of $.26 per share. The new options vest according to the original vesting schedule but with a six-month delay, or in 16 equal quarterly installments beginning three months before the original vesting date. The options are exercisable for 10 years from the original date of grant.

At December 31, 1997, there were 824,250 options available for grant under the 1995 Plan.

Stock Exchanged for Services - During 1997, the Company issued 200,000 shares of preferred stock in exchange for services by a Director of the Company. The value of the services provided amounting to $200,000 for 1997 has been charged to operations.

A summary of all stock option activity for the year ended December 31, 1997 is as follows:

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



                                                         Exercise
                                                           Price
                                            Shares       Per Share

      Outstanding at December 31, 1996      821,861         $.26
      Options granted                       215,200
      Options terminated                    (42,730)        $.26
      Options exercised                    (168,581)        $.26
                                            -------
      Outstanding at December 31, 1997      825,750         $.26
                                            =======         ====

      Options exercisable at
        December 31, 1997                   463,430         $.26
                                            =======         ====

      The weighted  average  grant date
        fair value for  options  granted
        in 1997 was approximately $.31.

The following table sets forth information regarding stock options outstanding at December 31, 1997 under the Stock Option Plans as described above:


                                                                    Weighted
                                                                     Average
                        Range    Weighted   Weighted                 Exercise
          Number of      of       Average    Average     Number      Price for
           Options    Exercise   Exercise  Remaining   Currently     Currently
         Outstanding    Price      Price      Life    Exercisable   Exercisable
         -----------  --------   --------  ---------  -----------   -----------
           825,750    $0.26       $0.26    7.6 years    463,430        $0.26


Pro Forma Disclosures

As described in Note 1, the Company applies the intrinsic value method of APB No. 25 and related Interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company's net loss for the year ended December 31, 1997 would have been approximately $10,449,961.

For purposes of pro forma disclosures, the fair value of the options granted under the Company's stock options plans during 1997 was estimated on the date of grant using the Black-Scholes option pricing mode. Key assumptions used to apply this pricing model are as follows:

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



                 Risk-free interest rate             6.50%
                 Expected life of option grants    5 years

The pro-forma disclosures, as required by SFAS No. 123, only include the effects of options granted in 1997.

NOTE J - EMPLOYEE BENEFIT PLAN

In 1994, the Company established a 401(k) retirement plan for substantially all employees. Employees eligible to participate in the plan must be age 21. The Company does not contribute to the plan.

NOTE K - LEASES

The Company leases its present facilities in Wilmington, Massachusetts, under a five-year lease expiring in November 2000. Future minimum lease payments under noncancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1997.

              Year Ending                      Amount

                 1998                      $    351,996
                 1999                           368,000
                 2000                           384,000
                                           ------------

                 Total                     $  1,103,996
                                           ============

The Company is also responsible for real estate taxes and other operating expenses associated with the property lease. Rent expense under all operating leases for the year ended December 31, 1997 was approximately $631,000.

NOTE L - CONTINGENCIES

The Company has been named as a defendant in a suit filed by a successor to a former vendor. The vendor claims it is owed $1,000,000 from the Company and has asserted breach of contract and other claims. The Company has counter claimed for breach of contract and other causes of action. The Company's recorded liability at December 31, 1997 was approximately $480,564. The ultimate outcome of this claim cannot be predicted, however, management estimates that the Company's possible loss that may be incurred will not exceed the amounts recorded.

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



NOTE M - SUPPLEMENTAL CASH FLOW STATEMENT DISCLOSURES

              Cash flow information -
                Cash paid for interest             $    292,679
                Cash paid for taxes                         -


              Non-cash investing and financing
                activities -
                  Debt refinanced by:
                    World Access, Inc.
                      line of credit               $  2,315,516

                  Capital lease obligations             283,933

              Other -
                Interest expensed                  $    394,653

NOTE N - LETTER OF CREDIT

The Company is contingently liable under a letter of credit arrangement with a bank for $140,000 which is being used as security for the operating lease on its facilities. The letter of credit is secured by a $140,000 certificate of deposit (included in cash in the accompanying consolidated balance sheet).

NOTE 0 - CONCENTRATION OF CREDIT RISK

The Company maintains certain of its main operating accounts in a single financial institution. At times throughout the year, the Company may maintain balances in such accounts in excess of the FDIC insured limits. The excess at December 31, 1997 was $270,855.

NOTE P - FORGIVENESS OF STOCK SUBSCRIPTION RECEIVABLE

The Company's Board of Directors authorized the forgiveness of the stock subscription receivable from the Company's principal stockholder in 1997.

NOTE Q - PURCHASE COMMITMENTS

The Company has entered into numerous agreements for the purchase of inventory. In connection with such agreements, the Company has recorded estimated losses of $561,500 in the accompanying consolidated financial statements for the future purchase of inventory that they no longer expect to use and other reasons.

ADVANCED TECHCOM, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1997



NOTE R - SUBSEQUENT EVENTS

In December 1997 the Company entered into an Agreement and Plan of Merger (the "Plan") with World Access, Inc. and its wholly owned Subsidiary, Cellular Infrastructure Supply, Inc. Under the Plan, the Company's stockholders would receive shares of World Access, Inc. stock in return for their shares of the Company's stock. Outstanding stock options were also to be acquired by World Access, Inc. The final Plan was executed in January 1998.

         (b) Pro Forma Financial Information. The acquisition of ATI has been accounted for using the purchase method of accounting. Immediately subsequent to such acquisition, World Access recorded a charge of approximately $5.4 million, representing the portion of the purchase price for ATI allocated to in-process research and development. World Access has not yet determined the final allocation of the purchase price, and accordingly, the amount shown below may differ from the amounts ultimately determined. The following unaudited pro forma consolidated balance sheet as of December 31, 1997 reflects the acquisition of ATI as if it had been completed on December 31, 1997. The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 reflect the acquisition of ATI as if it had been completed as of January 1, 1997.

         The pro forma data does not purport to be indicative of the results which would actually have been reported if the acquisition had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical consolidated financial statements of the Company, the historical consolidated financial statements of ATI and the related notes thereto.

World Access, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 1997



                                         World                   Pro Forma        Pro Forma
                                         Access          ATI    Adjustments       Combined
                                       ---------    ---------    ---------        ---------
                                                           (In thousands)
ASSETS
Current Assets
  Cash and equivalents                 $ 118,065    $     473    $    (299)(A)    $ 118,239
  Accounts receivable                     20,264        1,350          (75)(A)       21,539
  Inventories                             22,427        4,554         (250)(A)       26,731
  Other current assets                    10,924           74         ---            10,998
                                       ---------    ---------    ---------        ---------
    Total Current Assets                 171,680        6,451         (624)         177,507
Property and equipment                     5,705        1,081         ---             6,786
Investment in affiliate                    5,002         ---          ---             5,002
Goodwill                                  31,660         ---           850 (A)       32,510
Other assets                              11,236         ---         5,000 (A)       11,751
                                                                    (4,485)(D)
                                       ---------    ---------    ---------        ---------
    Total  Assets                      $ 225,283    $   7,532    $     741        $ 233,556
                                       =========    =========    =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt                      $      82    $   5,675    $  (4,485)(D)    $   1,272
  Accounts payable                         9,340        1,701         ---            11,041
  Accrued payroll and benefits             2,589         ---          ---             2,589
  Purchase price payable                   3,700         ---          ---             3,700
  Other accrued liabilities                2,219        2,791          200 (A)        5,210
                                       ---------    ---------    ---------        ---------
    Total Current Liabilities             17,930       10,167       (4,285)          23,812
Other liabilities                            334         ---                            334
Long-term debt                           115,264           73                       115,337
                                       ---------    ---------    ---------        ---------
    Total Liabilities                    133,528       10,240       (4,285)         139,483
                                       ---------    ---------    ---------        ---------

Stockholders' Equity
  Common and preferred stock                 193        1,160       (1,160)(B)          197
                                                                         4 (A)
  Capital in excess of par value          84,163       13,246      (13,246)(B)       91,877
                                                                     7,714 (A)
  Retained earnings (deficit)              7,399      (17,114)      17,114 (B)        1,999
                                                                    (5,400)(C)
                                       ---------    ---------    ---------        ---------
    Total Stockholders' Equity            91,755       (2,708)       5,026           94,073
                                       ---------    ---------    ---------        ---------
    Total Liabilities and
    Stockholders' Equity               $ 225,283    $   7,532    $     741        $ 233,556
                                       =========    =========    =========        =========

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(A) The acquisition of ATI will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to in-process research and development projects of ATI will be expensed at the consummation of the acquisition. The amount of the one-time, non-recurring charge is expected to be approximately $5.4 million. Since this charge is directly related to the acquisition and will not recurr, the pro forma statements of operations have been prepared excluding this charge. World Access has not yet determined the final allocation of the purchase price, and accordingly, the amount shown below may differ from the amounts ultimately determined.


The unallocated excess of purchase price over net assets acquired is determined as follows (amounts in thousands):


Purchase price:
  Cash purchase of ATI shares                               34
  Cash paid for options                                    265
                                                       -------
    Total cash                                                        299

  Restricted stock issued in exchange for ATI shares     7,593
  Restricted stock  issued in exchange for options         125
                                                       -------
    Total restricted stock                                          7,718

  Fees and expenses related to the Merger                             200
                                                                  -------
    Total purchase price                                            8,217
                                                                  -------

Less:

  Historical stockholders' equity                                   2,708
  Adjust assets and liabilities:
    Inventories                                                       250
    Accounts receivable                                                75
    In process R&D costs                                           (5,400)
    Deferred income taxes                                          (5,000)
                                                                  -------
                                                                   (7,367)
                                                                  -------
Unallocated excess of purchase price over net assets acquired         850
                                                                  =======

(B) Eliminate ATI's existing stockholders' equity.

(C) Represents retained earnings adjustment for nonrecurring charge related to write-off of in-process R&D expenses acquired in the Merger.

(D) Eliminate advances received from the World Access in 1997 for repayment of ATI bank debt and working capital.


World Access, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 1997
(Unaudited)




                                         World                  Pro Forma      Pro Forma
                                         Access       ATI       Adjustments    Combined
                                       --------    --------    --------        --------
                                             (In thousands except per share data)
Sales of products                      $ 71,392    $ 13,687    $   (150)(A)    $ 84,929
Service revenues                         21,592        ---         ---           21,592
                                       --------    --------    --------        --------
        Total Sales                      92,984      13,687        (150)        106,521

Cost of products sold                    43,827      13,586         (70)(A)      57,343
Cost of services                         17,017        ---         ---           17,017
                                       --------    --------    --------        --------
        Total Cost of Sales              60,844      13,586         (70)         74,360
                                       --------    --------    --------        --------
        Gross Profit                     32,140         101         (80)         32,161

Engineering and development               1,862       4,283        ---            6,145
Selling, general and administrative       9,000       6,265        ---           15,265
Amortization of goodwill                  1,756                      60 (B)       1,816
                                       --------    --------    --------        --------
        Operating Income                 19,522     (10,447)       (140)          8,935

Interest and other income                 2,503          64        ---            2,567
Interest expense                         (1,355)                                 (1,355)
                                       --------    --------    --------        --------
        Income Before Income Taxes       20,670     (10,383)       (140)         10,147

Income taxes                              7,536        ---       (3,800)(C)       3,736
                                       --------    --------    --------        --------
        Net Income                     $ 13,134    $(10,383)   $  3,660        $  6,411
                                       ========    ========    ========        ========


Net Income Per Common Share:           $    .70                                $    .34 (D)
                                       ========                                ========
Weighted Average Shares Outstanding:     18,707                                  19,132 (D)
                                       ========                                ========

Notes to Pro forma Consolidated Statement of Operations for the Year Ended December 31, 1997

(A) Eliminate intercompany sales and related cost of sales.

(B) Amortization of unallocated excess purchase price over net assets acquired over 15 years.

(C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

(D) Represents diluted earnings per share, including shares of World Access common stock issued to the shareholders of ATI, calculated in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS 128").

         (c) Exhibits. The following exhibits are filed herewith by direct transmission via "edgar."

         2.1 Agreement and Plan of Merger by and among World Access, Inc., Cellular Infrastructure Supply, Inc., Advanced TechCom, Inc. and Ernest H. Lin dated as of December 24, 1997.(*)

         10.1 Employment Agreement dated as of January 29, 1998 by and among World Access, Inc., Cellular Infrastructure Supply, Inc. and Ernest H. Lin.(*)

         10.2 Escrow Agreement dated as of January 29, 1998 by and among World Access, Inc., Cellular Infrastructure Supply, Inc., Ernest H. Lin, individually and as attorney-in-fact for the former ATI stockholders, and Cauthen & Feldman, P.A.(*)

         10.3 Registration Rights Agreement dated as of January 29, 1998 by and among World Access, Inc. and Ernest H. Lin, individually and as attorney-in-fact for the former ATI stockholders.(*)

         10.4     Non-Competition  and   Non-Disclosure  Agreement  dated  as of
                  January 29, 1998 by and among World Access, Inc., Cellular Infrastructure Supply, Inc. and Ernest H. Lin.(*)

         23.1     Consent of Tedder Grimsley & Company, P.A.

         99.1     Press Release issued on January 30, 1998.(*)
______________________________

(*) Incorporated by reference to the Current Report on Form 8-K filed by World Access, Inc. on February 13, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WORLD ACCESS, INC.



                                      By: /S/ Martin D. Kidder
                                          ---------------------------------
                                          Martin D. Kidder
                                          Its Vice President and Controller



Dated as of April 13, 1998

EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion of our report dated March 27, 1998 with respect to the consolidated financial statements of Advanced TechCom, Inc. and Subsidiaries, which report appears in the Form 8-K/A of World Access, Inc. dated April 13, 1998. We also consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-77918, 33-47752, and 333-17741) and Form S-3 (No. 333-43497) of World Access, Inc. to the above referenced report which appears in the aforementioned Form 8-K/A.


/S/ Tedder Grimsley & Company, P.A.
April 10, 1998